UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2019

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On December 5, 2019, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company’”) appointed Martha Z. Carnes to the Board, for a term commencing on December 5, 2019. Ms. Carnes will serve on the Audit Committee of the Board, and she will be in the class of directors standing for election at the Company’s Annual Meeting of Stockholders on May 7, 2020 (the “2020 Class”).

The Board has determined that Ms. Carnes is an independent director in accordance with guidelines that the Company has adopted in compliance with the applicable listing standards set forth by the New York Stock Exchange. There is no arrangement or understanding between Ms. Carnes and any other person pursuant to which Ms. Carnes was selected as a director. Ms. Carnes fills a vacancy created by Mr. Robert A. Peiser’s earlier retirement from the Board. Ms. Carnes has no family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. In addition, she has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Carnes will participate in the standard compensation program for the Company’s non-employee directors, described on pages 17 through 19 of the Company’s definitive Proxy Statement for its 2019 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on March 27, 2019). Her compensation will be prorated to reflect the commencement date of her service on the Board.

Ms. Carnes will be indemnified by the Company, pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, for actions associated with being a director. In addition, Ms. Carnes and the Company will enter into the Company’s standard form of indemnification agreement for officers and directors, requiring the Company to indemnify Ms. Carnes against certain liabilities that may arise by reason of her service to the Company (or, at the Company’s request, another enterprise), to the fullest extent permitted by Delaware law. The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement, filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2011.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, is a copy of the Company’s press release dated December 5, 2019, announcing the appointment of Ms. Carnes to the Board. The press release is incorporated herein by this reference and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	SunCoke Energy, Inc. press release dated December 5, 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

DATED: December 5, 2019